Exhibit 32.2
Certification By
Jose A. Bayardo, Chief Financial Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
I, Jose A. Bayardo, Chief Financial Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying annual report on Form 10-K for the year ended December 31, 2008, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Report”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2009	By:	/s/ Jose A. Bayardo
Jose A. Bayardo
Vice President and
Chief Financial Officer